Exhibit 10.1

TERMINATION AND RELEASE AGREEMENT

THIS TERMINATION AND RELEASE AGREEMENT (this "Agreement") is entered into as of July 8, 2009, by and among YAYI INTERNATIONAL INC., a Delaware corporation (the "Company"), ALLIED MERIT INTERNATIONAL INVESTMENT, INC., a company organized and existing under the laws of British Virgin Islands (the "Lender") and GLOBAL ROCK STONE INDUSTRIAL LTD, a company organized and existing under the laws of the British Virgin Islands (the "Pledgor"; the Company, the Lender and the Pledgor to be referred to collectively as the "Parties").

BACKGROUND

(A)

The Lender made a loan to the Company in an aggregate principal amount of $1,000,000 (the "Loan"). To evidence the obligations of the Company to repay the Loan, the Company executed and delivered to the Lender certain Note, dated July 15, 2008, and made payable to the Lender in an amount of $1,000,000, due December 31, 2008, together with any other amounts owing pursuant to the Note and remaining unpaid (the "Note");

(B)

To secure repayment by the Company of the Loan, the Pledgor, the majority shareholder of the Company, executed in favor of the Lender that certain Stock Pledge Agreement, dated July 15, 2008 (the "Stock Pledge Agreement"), pursuant to which the Pledgor pledged 2,000,000 shares of common stock of the Company as security for the obligations of the Company under the Note;

(C)

Pursuant to certain Loan Extension Agreement, dated April 30, 2009, the Lender has extended the due date of the repayment of the Loan to September 30, 2009 (the "Loan Extension Agreement"; the Note, the Stock Pledge Agreement and the Loan Extension Agreement to be referred to collectively as the "Loan Agreements");

(D)

The Company has, on the date of this Agreement, repaid to the Lender the Loan in full for all principal, interest and other amounts owing under the Note and Loan Extension Agreement; and

(E)

The Lender agrees, at the request of the Company and the Pledgor, to terminate the Loan Agreements and terminate, release and discharge any and all of the security interests created under the Stock Pledge Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

1

AGREEMENT

TERMINATION AND RELEASE

1.1

Termination of the Note, Loan Extension Agreement and Stock Pledge Agreement. Each party hereto, on behalf of itself and its affiliates and its and their respective predecessors, successors, parents, subsidiaries, agents, attorneys, officers, employees, directors, members, managers, partners, shareholders, representatives and assigns (collectively, the "Releasing Parties", each a "Releasing Party"), severally agrees (notwithstanding and irrespective of any agreement, document, matter, or thing (including, but not limited to, any terms of the Loan Agreements)) that the Loan Agreements are hereby terminated in their entirety (including, but not limited to, any and all powers of attorney granted therein) and that the Loan Agreements have no force and/or effect (past, present and /or future) whatsoever.

1.2

Release of obligations. No party hereto shall have any right, obligation, and/or liability (past, present or future) whatsoever arising under or in connection with the Loan Agreements. Each Releasing Party agrees that each other party to any of the Loan Agreements, including its affiliates and its and their respective predecessors, successors, parents, subsidiaries, agents, attorneys, officers, employees, directors, members, managers, partners, shareholders, representatives and assigns (collectively, the "Released Parties", each a "Released Party"), is irrevocably and unconditionally fully released and discharged from any and all liabilities, obligations, adjustments, executions, offsets, actions, causes of action, suits, debts, costs, expenses, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims, demands and/or losses whatsoever, whether known or unknown, asserted or unasserted, liquidated or unliquidated, absolute or contingent, accrued or non-accrued, actual and/or prospective (collectively, "Claims", each a "Claim"), which any Releasing Party may in the past, future or present have or claim to have or assert against any Released Party, relating to, arising under or in connection with any of the Loan Agreements. Each Releasing Party represents and warrants to each Released Party that it has not assigned or transferred or purported to assign or transfer to any person or entity all or any portion of any Claim released by the Releasing Parties herein.

1.3

Termination and release of security interest. The Lender unconditionally and irrevocably terminates, releases and discharges all security interests which were created in its favor by the Pledgor under the Stock Pledge Agreement and which the Lender, at the date of this Agreement, still holds. The Lender hereby assigns, transfers and deliver to the Pledgor, without recourse and without any warranty, representation or covenant, all of its right, title to and interest in the Collateral (as defined in the Stock Pledge Agreement) as it still has, at the date of this Agreement.

2

REPRESENTATIONS AND WARRANTIES

2.1

Representations and Warranties of the Lender. The Lender represents and warrants to the Company and the Pledgor that:

(a)

the Lender is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation;

(b)

all necessary corporate action has been taken to authorize the Lender to execute and deliver this Agreement and perform the transactions contemplated hereby;

(c)

neither the execution and delivery of this Agreement, nor the performance of any of the transactions contemplated by this Agreement, do or will conflict with any law, regulation or judicial or official order, conflict with its constitutional documents, or conflict with any document which is binding on any of its assets; and

(d)

this Agreement constitutes, or when entered into will constitute, legal, valid and binding obligations of the Lender, enforceable (subject to principles of equity and laws relating to bankruptcy, insolvency or liquidation or any other laws generally affecting the enforcement of creditors’ rights) in accordance with its terms.

2.2

Representations and Warranties of the Company and the Pledgor. Each of the Company and the Pledgor severally (and not jointly) represents and warrants to the Lender that:

(a)

it is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation;

(b)

all necessary corporate action has been taken to authorize it to execute and deliver this Agreement and perform the transactions contemplated hereby;

(c)

neither the execution and delivery of this Agreement, nor the performance of any of the transactions contemplated by this Agreement, do or will conflict with any law, regulation or judicial or official order, conflict with its constitutional documents, or conflict with any document which is binding on any of its assets; and

(d)

this Agreement constitutes, or when entered into will constitute, legal, valid and binding obligations, enforceable (subject to principles of equity and laws relating to bankruptcy, insolvency or liquidation or any other laws generally affecting the enforcement of creditors’ rights) in accordance with its terms.

3

GOVERNING LAW

3.1

Applicable Law. This Agreement and all the rights and duties of the Parties arising from or relating to the subject matter of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

3.2

Consent to Jurisdiction and Service of Process. All judicial proceedings brought against the parties hereto arising out of or relating to this Agreement, or any obligations hereunder, may be brought in any state or federal court of competent jurisdiction in the state, county and city of New York. 3.3 Waiver of Jury Trial. THE PARTIES HERETO HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

4

SUPPLEMENTAL

4.1

Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

4.2

Further assurances. In respect of the matters set forth in Section 1 of this Agreement, including, but not limited to, the release of any security interest and/or any reassignment referred to in Section 1 hereof, each of the Parties hereto shall do and execute or procure to be done and executed all necessary acts, deeds, documents and/or things as may be reasonably requested of it by any other party hereto by written notice to give effect to Section 1 hereof.

4.3

Amendment and Waiver. No provision of this Agreement may be waived or amended except in a written instrument signed by the Parties.

4.4

Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner.

4.5

Assignment. No party may, without the prior written consent of each other party, assign any of its rights or transfer any of its obligations under this Agreement.

4.6

Entire Agreement.  This Agreement sets forth the final agreement among the Parties as to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, and negotiations, both written and oral, among the Parties regarding the subject matter hereof.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

YAYI INTERNATIONAL INC.

By: /s/ Li Liu
Name: Li Liu
Title: President and Chief Executive Officer

PLEDGOR:

GLOBAL ROCK STONE INDUSTRIAL LTD

By: /s/ Fung Shek
Name: Fung Shek
Title: Director

LENDER:

ALLIED MERIT INTERNATIONAL INVESTMENT, INC.

By: /s/ Liu Gang
Name: Liu Gang
Title: Director

Signature Page to the Termination and Release Agreement